EXHIBIT 32.2

CERTIFICATION PURSUANT TO

RULE 13a-14(b) UNDER THE SECURITIES EXCHANGE ACT AND

18 U.S.C. 1350

I, Matthew T. Farrell, Chief Financial Officer of Church & Dwight Co., Inc. (the “Company”), hereby certify that, based on my knowledge:

1. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ MATTHEW T. FARRELL
Matthew T. Farrell
Chief Financial Officer

Dated: February 27, 2008